Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman, President and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL REPORTS FIRST-QUARTER FINANCIAL RESULTS

Net Income Per Share Up 88 Percent on Continued High Demand for Skilled Talent

MENLO PARK, California, April 24, 2012 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2012.

For the quarter ended March 31, 2012, net income was $48.3 million or $.34 per share, on revenues of $1.02 billion. Net income for the prior year’s first quarter was $26.7 million or $.18 per share, on revenues of $880.9 million.

“We were pleased with our financial results for the quarter, which were the result of continued strong demand for our specialized staffing and consulting services,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “This is the seventh straight quarter the company has reported double-digit, year-over-year revenue growth. In each of these quarters, growth in net income and earnings per share has greatly outpaced revenue growth.”

Beginning this quarter, the company has added a new supplemental schedule to the Investor Center of its website at www.rhi.com/NonGAAPFinancialMeasures. The schedule shows the year-over-year revenue growth rates for each of the company’s staffing lines of business on both a reported basis and also on a same-day, constant-currency basis. It further splits the data between U.S. and non-U.S. operations. This information is presented for each of the quarters beginning with the first quarter of 2011. The company has provided this data because it believes it better reflects actual growth rates and aids in the evaluation of revenue trends over time. This data is considered to be a Non-GAAP financial measure. Additional information, including a reconciliation of these growth rates to reported growth rates, also is available on the company’s website.

Robert Half International management will conduct a conference call today at 5 p.m. EDT. The dial-in number is 877-814-0475 (+1-706-643-9224 outside the United States). The password to access the call is “Robert Half.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on May 24. The dial-in number for the replay is 855-859-2056 (+1-404-537-3406 outside the United States). To access the replay, enter conference ID# 68375398. The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International, the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for interactive, design, marketing, advertising and public relations professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2012	2011
	(Unaudited)
Net service revenues	$1,015,444	$880,869
Direct costs of services	613,361	542,780

Gross margin	402,083	338,089

Selling, general and administrative expenses	322,018	293,686
Amortization of intangible assets	35	39
Interest income	(234)	(212)

Income before income taxes	80,264	44,576
Provision for income taxes	31,930	17,871

Net income	$48,334	$26,705

Net income available to common stockholders – diluted	$48,070	$26,293

Diluted net income per share	$.34	$.18

Shares:
Basic	139,384	142,653
Diluted	140,443	144,136

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2012		2011
	(Unaudited)
REVENUES:
Accountemps	$385,418	38.0%	$330,326	37.5%
OfficeTeam	200,465	19.7%	176,331	20.0%
Robert Half Technology	115,637	11.4%	96,559	11.0%
Robert Half Management Resources	128,137	12.6%	111,466	12.7%
Robert Half Finance & Accounting	82,862	8.2%	67,604	7.7%
Protiviti	102,925	10.1%	98,583	11.2%

Total	$1,015,444	100.0%	$880,869	100.0%

GROSS MARGIN:
Temporary and consultant staffing	$295,516	35.6%	$245,668	34.4%
Permanent placement staffing	82,827	100.0%	67,589	100.0%
Risk consulting and internal audit services	23,740	23.1%	24,832	25.2%

Total	$402,083	39.6%	$338,089	38.4%

OPERATING INCOME:
Temporary and consultant staffing	$69,154	8.3%	$38,070	5.3%
Permanent placement staffing	13,266	16.0%	7,867	11.6%
Risk consulting and internal audit services	(2,355)	-2.3%	(1,534)	-1.6%

Total	$80,065	7.9%	$44,403	5.0%

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$35		$39
Depreciation expense	$12,246		$12,756
Capital expenditures	$10,372		$14,563
Open market repurchases of common stock (shares)	1,017		958

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2012	2011
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$244,453	$281,830
Accounts receivable, less allowances	$523,453	$466,540
Total assets	$1,308,637	$1,290,595
Current liabilities	$454,911	$420,438
Notes payable and other indebtedness, less current portion	$1,516	$1,626
Total stockholders’ equity	$815,680	$839,959

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